Exhibit 10.1

Conditional Investment Agreement
for the M&A of the Rehabilitating Company NKMAX Co., Ltd.

Nov. 20, 2024

“Party A”: Rehabilitating Company NKMAX Co., Ltd.

“Party B” : NKGen Biotech, Inc.

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Conditional Investment Agreement for the M&A of the Rehabilitating Company NKMAX Co., Ltd.

This Conditional Investment Agreement for the M&A of the Rehabilitating Company NKMAX Co., Ltd. (hereinafter referred to as the “Agreement”) has been executed between the parties specified as follows on November 20, 2024.

“Party A”: Rehabilitating Company NKMAX Co., Ltd.

Joint Custodians: Kim Yong-man, Lee Jong-bum

6th Floor, Healthcare Innovation Park, Bundang Seoul National University Hospital, 172 Dolma-ro, Bundang-gu, Seongnam-si, Gyeonggi-do (217 Jeongja-dong)

“Party B” : NKGen Biotech, Inc.

CEO/Chairman Paul Y. Song

3001 Daimler Street, Santa Ana, California

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Preamble

NKMAX Co., Ltd. (hereinafter referred to as “Party A” or the “Company,” where “Party A” or the “Company,” as the context may require, refers to the joint custodians in the rehabilitation proceedings of “Party A”) applied for the commencement of rehabilitation proceedings with the Seoul Bankruptcy Court (hereinafter the “Bankruptcy Court”) on April 18, 2024 and received a commencement order from the said Bankruptcy Court on June 10, 2024. Party A has selected KPMG Samjong Accounting Corporation as the Sell-side advisor (hereinafter referred to as “Sell-side advisor”) for the pre-approval of the M&A transaction (hereinafter referred to the “Transaction”) and has inquired about the intentions of potential acquirers interested in acquiring the Company prior to conducting a public bidding regarding the Transaction.

Under the supervision of the Bankruptcy Court, Party A shall issue new shares to be allocated to Party B by means of third-party allocation, and Party B shall acquire the same as a means to proceed with the Transaction; however, the Transaction shall be executed through a conditional investment method (commonly referred to as a “stalking-horse bid method”) whereby Party B shall be designated as the final prospective acquirer if, following the subsequent public bidding process, there are no other acquirers or bidders presenting acquisition terms more favorable than those of Party B, or if other bidders present such favorable terms, Party B exercises its right of first refusal. In view of the above, Party A and Party B hereby agree as follows and conclude this investment agreement (hereinafter the “Agreement”).

- Provisions -

Article 1 (Purpose)

The purpose of this Agreement is to set forth all matters necessary for the Transaction between Party A and Party B. As prescribed in this Agreement, it shall be conditional upon the non-fulfillment of the termination condition stipulated in Article 6 Paragraph 1, following a public competitive bidding process.

Article 2 (Definition of Terms)

1.	The term “Rehabilitation Plan” shall refer to the plan prepared and submitted by Party A for the purpose of fulfilling the Agreement and obtaining approval from the Court, which shall encompass the acquisition process and conditions concerning Party B’s acquisition of the Company, as well as the terms of debt adjustment for the Company’s creditors.

2.	The term “Acquisition Price” shall refer to the sum of Twenty-Three Billion Two Hundred Million Korean Won (₩23,200,000,000) to be invested by Party B in the form of subscription to new shares for the purpose of acquiring the Company; provided, however, that in the event Party B exercises the right of first refusal as set forth in Article 4, the Acquisition Price shall be increased to the “Final Acquisition Price.”

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3.	The term “Deposit” shall mean the sum of Two Billion Three Hundred Twenty Million Korean Won (₩2,320,000,000), representing 10% of the Acquisition Price, which Party B shall deposit as security for the performance of the Agreement after the Agreement takes effect; provided, however, that in the event Party B exercises the right of first refusal as set forth in Article 4, the Deposit shall be increased to the amount equivalent to 10% of the Final Acquisition Price.

4.	The term “Rehabilitation Debts Payable by the Company” shall refer to (i) debts owed pursuant to confirmed rehabilitation security rights and rehabilitation claims, and (ii) debts owed based on rehabilitation security rights or rehabilitation claims that, while acknowledged in the rehabilitation proceedings of Party A, have not been definitively confirmed for certain reasons, or for which the determination process has not yet been finalized by the Judgment in Claim Allowance Proceedings, action for objection, or other legal proceedings, and which are expected to be materialized in the Rehabilitation Plan as contingent rehabilitation security rights or rehabilitation claims (hereinafter referred to as “Unconfirmed Debts”).

5.	The term “Pledge Agreement” shall refer to the pledge agreement entered into by and between Party A and Party B in accordance with Article 5 Paragraph 2 or Article 7 Paragraph 2 of the Agreement.

6.	The “public competitive bidding process,” “right of first refusal,” and other related matters shall be governed by the provisions set forth in [Annex 3].

Article 3 (M&A Process and Acquisition Price)

1.	The acquisition of the Company by Party B under the Agreement shall be carried out through the public competitive bidding process, followed, where necessary, by amendments to the Final Acquisition Price and an additional deposit of the Deposit accordingly, the Deposit of the Acquisition Price by Party B pursuant to Article 7 of the Agreement, debt adjustment for the Company’s rehabilitation security right holders and rehabilitation creditors, resolution at the stakeholders’ meeting, approval by the Court, subscription to new shares of the Company, repayment of the Rehabilitation Debts Payable by the Company pursuant to the Rehabilitation Plan, and such other processes (provided that any such processes may proceed in a modified order or concurrently).

2.	Party A shall make every effort to complete the necessary procedures to obtain the approval of the Court for the Rehabilitation Plan that incorporates the terms and conditions of the Agreement, and Party B shall provide full cooperation in this regard.

3.	Party B shall subscribe to the Company’s new shares in the amount of Twenty-Three Billion Two Hundred Million Korean Won (₩23,200,000,000) as the Acquisition Price, which shall be paid as consideration for new shares through a rights issue and as set forth in the table below, with specific conditions of payment governed by the provisions of Article 8; provided, however, that in the event Party B exercises the right of first refusal, resulting in an increase in the Acquisition Price, the number and amount of shares to be acquired by Party B shall be modified to reflect the Final Acquisition Price, ensuring that the amount for subscription to new shares is at least 50% of the increased Acquisition Price.

①	Structure of Acquisition Price and Investment Conditions:

Structure	Amount	Percentage	Investment Conditions
Subscription to New Shares	Twenty-Three Billion Two Hundred Million Korean Won (₩23,200,000,000)	100%	Number of Shares Subscribed	46,400,000 shares
			Issue Price per Share	KRW 500

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Article 4 (Public Competitive Bidding Process and Right of First Refusal, etc.)

The public competitive bidding process to be conducted by Party B following the conclusion of the Agreement, the exercise of Party B’s right of first refusal during such process, and matters related to the conclusion of the Amended Agreement, shall be governed by the provisions set forth in [Annex 3], titled “Public Competitive Bidding Process, Right of First Refusal, and Execution of the Amended Agreement.”

Article 5 (Deposit)

1.	Party B shall, without delay, transfer the Deposit into a bank account in the name of Party A, as designated by Party A, after the Agreement takes effect upon the approval of the Bankruptcy Court overseeing the rehabilitation proceedings, to secure the performance of the Agreement.

2.	Party A and Party B shall enter into a Pledge Agreement, substantially in the form of [Annex 1], to secure Party B’s right to claim the return of the Deposit and any interest accrued thereon, with Party A as the pledgor and Party B as the pledgee, regarding the deposit claim on the bank account in Party A’s name where the Deposit has been placed, pursuant to Paragraph 1 hereof.

3.	In the event that the Agreement is terminated in accordance with Article 18, Paragraph 2, or Party B fails to perform the Agreement, the Deposit paid by Party B pursuant to Paragraph 1 hereof shall be forfeited to the Company as liquidated damages, including any accrued interest, and shall become the property of the Company (for the avoidance of doubt, Party B shall not have any claim for return or reduction of the forfeited amount, irrespective of the reason). In such cases, the pledge established on the deposit claim pursuant to Paragraph 2 hereof shall be extinguished automatically. Notwithstanding the foregoing, in the event that Party B has just cause for failing to perform the Agreement or if the Agreement is terminated in accordance with Article 18 Paragraph 1 or Paragraph 3, Party A shall immediately return the Deposit, including any accrued interest but excluding taxes and public dues, to Party B.

4.	The Deposit set forth in Paragraph 1 hereof shall be increased to the amount equivalent to 10% of the Final Acquisition Price if Party B exercises the right of first refusal, and Party B shall additionally deposit the difference between such increased amount and the principal amount of the Deposit remitted pursuant to Paragraph 1 hereof into the same bank account in the name of Party A, as specified in [Annex 3], Paragraph 2, titled “Public Competitive Bidding Process, Right of First Refusal, and Execution of the Amended Agreement.”

5.	Paragraphs 2 and 3 shall also apply mutatis mutandis to the increased Deposit and any interest accrued thereon pursuant to Paragraph 4.

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Article 6 (Effectiveness and Termination of Stalking Horse Bid upon Fulfillment of Conditions)

1.	In the event that, as a result of the public competitive bidding process, the “Acquisition Terms” set forth in [Annex 3], Paragraph 2, Subparagraph (1), for the highest bidder are more favorable than the “Acquisition Terms” set forth in Party B’s conditional investment agreement, and Party B fails or is deemed to have waived the right of first refusal as provided in [Annex 3], the Agreement shall lose its effect. However, this shall not apply in cases where the Agreement is converted into a definitive agreement in accordance with Paragraph 6 of [Annex 3].

2.	In the event that the Agreement loses its effect pursuant to Paragraph 1 hereof, Party A shall, with the approval of the Court, return the Deposit (including accrued interest but excluding taxes and public dues) received from Party B under Article 5, to Party B.

Article 7 (Deposit of Acquisition Price, etc.)

1.	Party B shall deposit the remainder of the Acquisition Price (hereinafter referred to as the “Acquisition Price Balance”), which shall mean the difference between the Acquisition Price (or, in the event of the exercise of the right of first refusal, the Final Acquisition Price) and the Deposit previously paid by Party B pursuant to Article 5, excluding any accrued interest, into a bank account in the name of Party A as designated by Party A, no later than five (5) business days prior to the date of the stakeholders’ meeting for the resolution of the Rehabilitation Plan.

2.	Party A and Party B shall enter into a Pledge Agreement, substantially in the form of [Annex 2], to secure Party B’s right to claim the return of the Acquisition Price Balance and any interest accrued thereon, with Party A as the pledgor and Party B as the pledgee, regarding the deposit claim on the bank account in Party A’s name where the Acquisition Price Balance has been placed.

3.	The pledges under Article 5, Paragraph 2, and Paragraph 2 hereof shall be extinguished upon the payment of the new shares under the Rehabilitation Plan, respectively, after the approval of the Rehabilitation Plan by the Court, and Party B shall promptly notify Party A and the financial institution where the relevant account is held of the extinction of such pledges. Notwithstanding the foregoing, in the event that the Agreement is terminated in accordance with Article 18 Paragraph 1, Party A shall immediately return the Acquisition Price (including accrued interest but excluding taxes and public dues) to Party B.

4.	The Acquisition Price deposited with Party A, including the Deposit, shall be deemed to have been paid as consideration for the subscription to new shares in accordance with Article 8 of the Agreement on the payment date for such new shares, as stipulated in the Rehabilitation Plan after the Rehabilitation Plan has been approved by the Court. Any interest accrued on the Acquisition Price shall belong to Party A.

5.	In the event that the Agreement is terminated due to Article 18 Paragraph 2 and/or other reasons attributable to Party B, Party A shall return to Party B the remaining amount (including accrued interest but excluding taxes and public dues), excluding the portion of the liquidated damages belonging to the Company (i.e., the Deposit and accrued interest thereon), in accordance with Article 5, Paragraph 3 and Paragraph 4 which apply mutatis mutandis.

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Article 8 (Issuance and Subscription of New Shares)

1.	Party A shall issue 46,400,000 registered common shares of Party A to Party B in accordance with the Agreement and the Rehabilitation Plan, and Party B shall subscribe to such shares as specified below:

Share Subscriber	Number of Shares Subscribed	Amount
NKGen Biotech, Inc.	46,400,000 shares	Twenty-Three Billion Two Hundred Million Korean Won (₩23,200,000,000)

2.	The matters relating to the issuance of the new shares under Paragraph 1 hereof are as follows:

(a)	Type and Number of New Shares to be Issued: Forty-Six Million Four Hundred Thousand Registered Common Shares (46,400,000shares)

(b)	Par Value per Share: Five Hundred Korean Won (₩500)

(c)	Issue Price per Share: Five Hundred Korean Won (₩500)

(d)	Amount of Increased Capital: Twenty-Three Billion Two Hundred Million Korean Won (₩23,200,000,000)

(e)	Method of Allotment of New Shares and Subscriber: Forty-Six Million Four Hundred Thousand new shares (46,400,000 shares) shall be allotted to Party B, and the allotment ratio among the consortium members shall be in accordance with Article 3.

(f)	Payment Date for Subscription to New Shares: As stipulated in the Rehabilitation Plan

(g)	Place of Payment for Subscription to New Shares: A bank account designated by Party A (the amount equivalent to the consideration for the subscription to new shares among the Acquisition Price deposited under the Agreement shall be deemed to have been paid as consideration for the subscription to new shares on the payment date for such subscription).

(h)	Effective Date of New Shares: The business day following the payment date for subscription to new shares

3.	In the event that Party B exercises the right of first refusal, resulting in an increase in the Acquisition Price, the number of shares and amount under Paragraphs 1 and 2 hereof shall be modified in accordance with Article 3, Paragraph 3.

Article 9 (Submission of the Rehabilitation Plan, etc.)

1.	Party A shall, promptly following the public competitive bidding process set forth in Annex 3, prepare and submit to the Court a Rehabilitation Plan reflecting the terms of the Agreement, and shall make every effort to ensure that such Rehabilitation Plan is approved at the earliest possible date.

2.	Party A shall, promptly following the public competitive bidding process set forth in Annex 3, proceed with the debt adjustment processes with the rehabilitation security right holders and rehabilitation claim holders under the Agreement, and prepare all necessary matters for the issuance of new shares, so as to ensure that the Rehabilitation Plan may be approved at the stakeholders’ meeting and subsequently by the Court. Notwithstanding the foregoing, the Rehabilitation Plan shall be prepared under the authority and responsibility of Party A; provided, however, that Party A shall afford Party B an opportunity to present its opinions during the formulation of the Rehabilitation Plan, and shall incorporate any reasonable opinions presented by Party B. Party B shall make every effort to ensure that the Rehabilitation Plan is approved at the stakeholders’ meeting and subsequently by the Court at the earliest possible date.

3.	If necessary to secure approval of the Rehabilitation Plan at the stakeholders’ meeting, Party B may, in consultation with Party A and upon approval of the Court, increase the Acquisition Price under Article 3.

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Article 10 (Repayment of Rehabilitation Security Rights and Rehabilitation Claims, etc.)

1.	The conditions for repayment of the Rehabilitation Debts Payable by the Company shall be as set forth in the Rehabilitation Plan, and Party A shall repay the Rehabilitation Debts Payable by the Company in accordance with the approved Rehabilitation Plan upon completion of Party B’s payment of the Acquisition Price.

2.	The Acquisition Price shall be first used to offset the Sell-side advisor’s fees, special custodian fees, and other priority expenses, and thereafter shall be used for the repayment of Party A’s rehabilitation security rights and rehabilitation claims. In such cases, public interest debts, such as purchase debts, retirement benefit provisions, and other normal operating debts of the Company excluding rehabilitation claims, shall remain as liabilities of the Company, and the Acquisition Price shall not be used for repayment of such remaining public interest debts. Notwithstanding the foregoing, if any portion of the Acquisition Price remains after the full repayment of Party A’s rehabilitation security rights and rehabilitation claims, such remaining portion may be used for repayment of public interest debts and as operating funds.

3.	Notwithstanding Paragraph 2 hereof, in the event that Party A has, with the approval of the Bankruptcy Court, repaid the rehabilitation debts to be repaid in accordance with the approved Rehabilitation Plan after the due diligence reference date specified in the proposal for acquisition conditions, the portion of the Acquisition Price equivalent to such repayment amount shall be reserved for use as the Company’s future operating funds.

4.	With respect to any contingent or unconfirmed rehabilitation security rights and rehabilitation claims (hereinafter referred to as “Unconfirmed Claims”), Party A and Party B shall establish the Rehabilitation Plan based on the anticipated realization amount agreed upon between Party A and Party B, and the repayment resources for the anticipated realization amount of Unconfirmed Claims shall be reserved by means of deposit, escrow, or other means with a third party.

Article 11 (Application for Early Termination of Rehabilitation Proceedings)

Upon completion of the repayment of the rehabilitation debts to be repaid in accordance with Article 10 (Repayment of Rehabilitation Security Rights and Rehabilitation Claims, etc.), Party A shall make every effort to apply for the early termination of the rehabilitation proceedings with the Bankruptcy Court, in accordance with the Debtor Rehabilitation and Bankruptcy Act.

Article 12 (Confidentiality)

1.	Party A and Party B shall not, without the prior written consent of the other party, disclose or make known to any third party any trade secrets of the other party, the terms and conditions of the Agreement, or any other information related to the Transaction (including matters learned through the process of entering into the Agreement) which they have come to know in connection with the execution and performance of the Agreement. Notwithstanding the foregoing, this duty of confidentiality shall not apply in circumstances where: (i) disclosure is required by applicable laws and regulations or supervisory authorities; (ii) disclosure is required by a court of law; (iii) the information is obtained lawfully from a third party who is not under a duty of confidentiality; (iv) disclosure is made to advisors and acquisition financing institutions related to the Agreement; or (v) the information has already become publicly known. In such cases, the party required to provide the information shall promptly notify the other party in writing of such fact, and consult with the other party regarding the content of the documents required and whether to submit them.

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2.	Party A and Party B shall use any information obtained in connection with the execution and performance of the Agreement (including information obtained through due diligence) solely for the purpose of performing the Agreement and conducting business operations after the acquisition, and shall not use such information for any other purpose or use.

3.	Party A and Party B shall ensure that their advisors and acquisition financing institutions, appointed under their respective agreements, comply with the duty of confidentiality provided in this Article, and they shall be directly liable for any breach of such duty of confidentiality by their advisors and acquisition financing institutions.

4.	The disclosure of documents and information related to the Transaction by Party A or its advisors (including the Sell-side advisor) to the Court or third parties, such as the Creditors’ Council, for the purpose of reporting to the Court or consulting with creditors in connection with the Transaction shall be deemed an exception to the duty of confidentiality set forth in this Article.

5.	In the event that the Agreement loses its effect or is terminated, Party A and Party B shall continue to be subject to the duty of confidentiality provided in this Article for a period of three (3) years from the date of such loss of effect or termination, and shall destroy all materials obtained from the other party in connection with the Transaction within two (2) weeks. If any third party retains such information through either party, that party shall be responsible for ensuring that the third party destroys such information. The party subject to the duty shall submit a certificate of destruction to the other party after destroying all materials.

6.	The duty of confidentiality under this Article shall not be limited to trade secrets as defined under the Unfair Competition Prevention and Trade Secret Protection Act.

Article 13 (Representations and Covenants of Party A)

1.	Party A shall grant Party B the right of first refusal in accordance with Annex 3, and such period shall be from the effective date of the Agreement until the date on which the Agreement is terminated.

2.	Party A shall, during the term of the Agreement, take all necessary steps to ensure the swift completion of the acquisition of the Company by Party B in accordance with the terms set forth in the Agreement.

3.	During the term of the Agreement, Party A shall not, without the approval of the Court, take any action that may cause or result in any changes to the Company’s capital, such as the issuance of new shares, convertible bonds, bonds with warrants or any other equity-linked bonds, other than in accordance with the public competitive bidding process stipulated in Annex 3 of the Agreement, nor shall Party A distribute profits or funds to shareholders through dividends, capital reduction, or other means. From the date of execution of the Agreement until the completion of the acquisition of the Company by Party B, Party A shall engage in its business and maintain its operations and significant assets in accordance with existing practices and normal business operations, except where: (i) prior agreement with Party B has been obtained (such agreement shall not be unreasonably withheld or delayed); or (ii) the Court has granted approval prior to the date of execution of the Agreement, which has been disclosed to Party B. Party A shall make every effort to provide Party B with requested materials regarding the matters described in item (i) above, to the extent permitted by law.

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Article 14 (Representations and Covenants of Party B)

1.	Party B fully acknowledges that the execution of the Agreement, the payment of the Acquisition Price, the approval of the Rehabilitation Plan at the stakeholders’ meeting, the approval of the Rehabilitation Plan by the Bankruptcy Court, the subscription to new shares, and the completion of repayment of the Rehabilitation Debts Payable by the Company do not automatically result in the termination of the rehabilitation proceedings for the Company and that the termination of such rehabilitation proceedings shall be determined by the Bankruptcy Court based on its final judgment as to whether the conditions for termination, such as the realization of ordinary profit after Party B secures management control of the Company, have been met.

2.	Party B represents and warrants that it has completed all requisite internal authorization procedures for the execution and performance of the Agreement, such as resolutions of the board of directors or the general meeting of shareholders, and that it has obtained or complied with all licenses, permits, and notifications as required by applicable laws and regulations.

3.	Party B represents that it is capable of completing all statutory filings, notifications, approvals, authorizations, permits, and registrations (hereinafter collectively referred to as “statutory filings, etc.”) necessary for the acquisition of Party A, pursuant to the Monopoly Regulation and Fair Trade Act, the Financial Investment Services and Capital Markets Act, and other applicable laws. Party B further confirms that it has entered into the Agreement after verifying the feasibility of all statutory filings, etc., required for the acquisition of Party A, and shall promptly notify Party A of the completion thereof; provided, however, that in the event a business combination report under the Monopoly Regulation and Fair Trade Act is subject to post-reporting, Party B shall seek a preliminary review from the Fair Trade Commission pursuant to the said Act and obtain a result indicating that the contemplated business combination does not contravene the said Act. The above information needs to be notified to Party A by one (1) business day prior to the Acquisition Price payment due date as set forth in Paragraph 2 of Article 7. In the event that Party B fails to complete the statutory filings, etc., required for the acquisition of Party A or fails to notify Party A of the results thereof (except in cases where the review of the business combination report under the Monopoly Regulation and Fair Trade Act is delayed or where the business combination is not approved), such failure shall be deemed attributable to Party B. Notwithstanding the foregoing, should Party B require an extension of the period for notifying Party A of the results of the statutory filings, etc., required for the acquisition of Party A, such extension shall be granted only with the consent of Party A and the Sell-side advisor, and upon the approval of the Bankruptcy Court overseeing the rehabilitation proceedings. If Party B is not required to complete statutory filings, etc., for the acquisition of Party A, Party B shall notify Party A thereof in writing.

4.	Party B may propose the shareholding ratio it desires to acquire through the investment of the Acquisition Price; however, Party B acknowledges that the final shareholding ratio shall be determined by the Court, taking into consideration the size of the third-party allocation of shares, and further agrees that it may not obtain the desired shareholding ratio and shall not raise any objection with respect to the final shareholding ratio so determined.

5.	Party B confirms and agrees that it has received all requested information and materials from Party A, the Company, and the Sell-side advisor; has conducted its own independent due diligence regarding the business, assets, and liabilities of the Company, the prospects of the business, the status of lawsuits in which Party A or the Company is a party, and all potential issues that may arise as a result of such lawsuits; and shall not hold Party A, the Company, the Sell-side advisor, or any officers, employees, or other interested parties liable for any inaccuracies, deficiencies, or omissions in the information or materials provided.

6.	Party B acknowledges that, for the Bankruptcy Court to approve the Rehabilitation Plan, the Rehabilitation Plan must receive approval at the stakeholders’ meeting, and that for the Rehabilitation Plan to be approved at the stakeholders’ meeting, the statutory majority of interested parties, as stipulated in the Debtor Rehabilitation and Bankruptcy Act, must consent. Party B further acknowledges that the Bankruptcy Court shall determine whether the Rehabilitation Plan satisfies the statutory requirements for approval as set forth in the said Act.

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7.	Party B shall take all necessary steps to cooperate in ensuring that the Rehabilitation Plan submitted under the Agreement is approved at the stakeholders’ meeting, and shall refrain from any actions that may obstruct or impede such approval.

Article 15 (Employment Guarantee)

1.	Party B shall not undertake any artificial restructuring of the Company’s employees as of the rehabilitation termination date for Party A, which shall be defined as the date on which the Court issues its decision to terminate the rehabilitation proceedings for Party A (hereinafter referred to as the “Termination Date”). Party B shall guarantee employment for a minimum period of 5 years from the Termination Date and shall acknowledge the Company’s employment rules, collective agreements, and other regulations in effect as of the Termination Date.

2.	Party B shall make all reasonable efforts to maintain stable labor-management relations and achieve the normalization of business operations as expeditiously as possible.

3.	Party B shall not hold any employees liable for actions performed in connection with their duties under the management, direction, or supervision of an officer of the Company in relation to ordinary business matters prior to the Termination Date.

Article 16 (Transfer of Status)

Party B, as the prospective acquirer under the conditional acquisition, shall not assign, gift, pledge, sell, or otherwise dispose of its status to any third party under any circumstances. Notwithstanding the foregoing, an exception may be granted if prior written consent is obtained from Party A and the Sell-side advisor, and approval is received from the Bankruptcy Court overseeing the rehabilitation proceedings.

Article 17 (Effective Date)

1.	The Agreement shall become effective upon the date on which Party A and Party B have signed and affixed their names and seals to the Agreement, and upon obtaining the Court’s approval.

2.	Party A shall endeavor to obtain the Court’s approval to proceed with the M&A procedures under the rehabilitation process, reflecting the terms of the Agreement, after signing and affixing its name and seal to the Agreement, and shall notify Party B promptly upon receiving such approval.

Article 18 (Termination of the Agreement and Return of Deposit)

1.	In the event that the Rehabilitation Plan is ultimately rejected at the stakeholders’ meeting (including any adjourned meeting), (except for when the Court makes the approval by providing a Rights Protection Clause), the Court fails to approve the Rehabilitation Plan, or if a material impediment arises that renders it impossible for either party to perform the Agreement due to war, natural disasters, or other force majeure events beyond the control of the parties, either party may immediately terminate the Agreement by giving written notice to the other party.

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2.	Should any of the following circumstances arise with respect to Party B, and if Party A requests correction, but Party B fails to make such correction within three (3) business days from the date of the request, Party A may terminate the Agreement by giving written notice to Party B:

(a)	If Party B fails to deposit the Acquisition Price as set forth in Paragraph 1 of Article 7.

(b)	If Party B breaches any of the representations or covenants set forth in the Agreement or provides false information or documentation to Party A or the Sell-side advisor.

(c)	If Party B fails to obtain any statutory filings, notifications, approvals, authorizations, and permits, required under applicable laws for the subscription to new shares, as set forth in the Agreement, within the statutory period.

(d)	If Party B is a special related party, shareholder, former shareholder, or a related party thereof under Article 4 of the Enforcement Decree of the Debtor Rehabilitation and Bankruptcy Act and bears significant responsibility for the commencement of rehabilitation proceedings for Party A.

(e)	If the purpose of Party B’s acquisition of the Company, or the process of acquisition, is determined to be an abuse of the rehabilitation process or otherwise constitutes an antisocial legal act.

(f)	If Party B is found to have an economic interest with the Sell-side advisor.

(g)	If Party B is proven to have engaged in illegal or improper conduct in connection with the M&A.

(h)	If the source of funds for Party B’s acquisition is presumed to have directly or indirectly influenced the causal relationship for the commencement of Party A’s previous rehabilitation proceedings.

3.	If Party A fails to fulfill its duties under the Agreement, and Party B requests correction, but Party A fails to make such correction within five (5) business days from the date of the request, Party B may terminate the Agreement by giving written notice to Party A.

4.	Party B shall not cancel or terminate the Agreement for reasons such as changes in Party A’s future business environment.

5.	The Agreement shall not be terminated for any reason subsequent to the Court’s approval of the Rehabilitation Plan.

6.	In the event of termination of the Agreement, how the Deposit and Acquisition Price deposited by Party B, including retention and return, are to be handled shall be governed by Paragraph 3 of Article 5 and Paragraphs 3, 4, and 5 of Article 7.

Article 19 (Dispatch of Acquisition Planning Team)

1.	To facilitate the seamless progression of the acquisition of Party A, Party B may dispatch an acquisition planning team to Party A, upon obtaining approval from the Bankruptcy Court, after the effective date of the new shares issued under the Agreement.

2.	The size of the acquisition planning team and the scope of the tasks to be handled by the team shall be determined by approval of the Bankruptcy Court through consultation between Party A and Party B.

3.	During the period in which Party B dispatches the acquisition planning team, Party A shall provide Party B with office space free of charge, as well as necessary equipment, including communication devices, for the performance of tasks, and Party B shall bear all costs associated with the operation of the acquisition planning team.

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Article 20 (Indemnity)

Party B shall, in the event that the Agreement loses its effect due to termination or other reasons, not claim any additional liability, including damages, against Party A, the Company, or any of its directors, employees, the Sell-side advisor and its employees, or any other counterparty, including the Court, beyond claiming the return of the Deposit and Acquisition Price in accordance with the proviso to Paragraph 3 of Article 5, the proviso to Paragraph 3 of Article 7, and Paragraph 5 of Article 7. Furthermore, Party B shall not raise any civil or criminal objections of any kind, nor take any measures that may interfere with the Transaction.

Article 21 (Change of Consortium Members)

1.	As a general rule, if Party B is a consortium, the members of the consortium shall not be changed. However, if unavoidable circumstances arise after the execution of the Agreement, Party B may change the members of the consortium or the investment ratio among the consortium members, provided that prior approval from Party A and the Sell-side advisor is obtained and Court approval is secured. In such a case, the lead investor among the consortium members must remain the same, and the lead investor’s share subscription ratio (i.e., the proportion of the lead investor’s amount of capital increase relative to the total paid-in capital increase) shall not be reduced.

2.	In the event that Party B executed the Agreement independently but seeks to change to a consortium, Party B may establish a consortium only if it is an unavoidable circumstance after the execution of the Agreement, and only if Party A grants approval and Court approval is obtained. In this case, Party B shall be the representative of the consortium, shall hold an investment share exceeding 50% within the consortium, and the total Acquisition Price and paid-in capital increase amount of the consortium shall not be modified to the disadvantage of Party A as compared to the Acquisition Price and paid-in capital increase amount provided in Article 3.

3.	In the event that Party B executed the Agreement independently but seeks to change the investor to a special purpose entity, such change shall be permitted only if it constitutes an unavoidable circumstance after the execution of the Agreement, and only if prior approval from Party A and the Sell-side advisor is obtained and Court approval is secured. In this case, the total Acquisition Price and paid-in capital increase amount of the special purpose entity for Party A shall not be modified to the disadvantage of Party A as compared to the Acquisition Price and paid-in capital increase amount set forth in Article 3.

Article 22 (Other Provisions)

1.	The parties shall cooperate to the fullest extent possible, in accordance with the principle of good faith, for the performance of the Agreement and the normalization of the Company’s management.

2.	Matters not explicitly provided for in this Agreement shall be governed by the Debtor Rehabilitation and Bankruptcy Act, the practice guidelines of the Seoul Bankruptcy Court, the general customs of mergers and acquisitions involving companies undergoing rehabilitation, and any relevant decisions rendered by the Court.

3.	Any reference to Party A within this Agreement shall, where the context requires, be construed to mean NKMAX Co., Ltd., or the joint custodian of the rehabilitation proceedings.

4.	The provisions of the Agreement may be amended only upon mutual agreement of the parties and subsequent approval by the Court.

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5.	Unless otherwise expressly agreed, all notifications concerning the Transaction, subsequent to the execution of the Agreement, shall be made in writing as a general rule.

6.	The governing law for determining the validity and construing the provisions of this Agreement shall be the laws of the Republic of Korea, and any disputes arising hereunder shall be subject to the exclusive jurisdiction of the Seoul Central District Court.

7.	In the event the Court expresses any opinions during the process of executing the Agreement or during deliberation and resolution of the Rehabilitation Plan, the parties hereto agree to accept and incorporate such opinions to the fullest extent possible, provided, however, that such incorporation does not materially alter their respective rights and obligations.

8.	Except as expressly provided otherwise in this Agreement, this Agreement shall supersede any and all prior oral and written agreements exchanged between the parties concerning the acquisition of the Company. Notwithstanding the foregoing, the non-disclosure agreement and any undertakings provided by Party B shall continue to remain in full force and effect.

9.	Any expenses incurred in connection with the execution and performance of this Agreement shall be borne by each respective party.

10.	The Deposit and Acquisition Price required to be deposited by Party B with Party A pursuant to this Agreement shall be placed in the bank account designated by Party A, in the name of Party A, either in cash denominated in Korean Won or by cashier’s check issued by a commercial bank.

11.	This Agreement is executed in both Korean and English. In the event of any discrepancy or inconsistency between the two versions, the Korean version shall prevail, and all risks arising from such differences shall be borne by Party B.

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To attest to the valid execution of this Agreement, two (2) original copies of this Agreement shall be drafted, duly signed or sealed by both parties, and each party shall retain one (1) copy thereof.

November 20, 2024

Party A: NKMAX Co., Ltd.

6th Floor, Healthcare Innovation Park, Bundang Seoul National University Hospital, 172 Dolma-ro, Bundang-gu, Seongnam-si, Gyeonggi-do (217 Jeongja-dong)

Joint Custodian: Kim Yong-Man, Lee Jong-Bum (Signature or Seal)

Party B: NKGen Biotech, Inc.

3001 Daimler Street, Santa Ana, California

CEO/Chairman Paul Y. Song (Signature or Seal)

Signed for and on behalf of NKGen Biotech, Inc.

Name : YOUNGMIN PARK

Title : Executive Vice President

Signature or Seal :

[Annex 1] Pledge Agreement (Deposit)

[Annex 2] Pledge Agreement (Balance of Acquisition Price)

[Annex 3] Public Competitive Bidding Process, Right of First Refusal, and Execution of Amended Agreement

[Attachment] One (1) copy of each seal certificate

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[Annex 1]

Pledge Agreement (Deposit)

This Pledge Agreement (hereinafter referred to as the “Agreement”) is entered into by and between the parties as follows:

“Pledgor”:	NKMAX Co., Ltd.

6th Floor, Healthcare Innovation Park, Seoul National University Bundang Hospital, 172 Dolma-ro, Bundang-gu, Seongnam-si, Gyeonggi-do
(217 Jeongja-dong)
Joint Custodians: Kim Yong-man, Lee Jong-bum

“Pledgee”:	NKGen Biotech, Inc.

3001 Daimler Street, Santa Ana, California
CEO/Chairman Paul Y. Song

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Preamble

The Pledgee has entered into a “Conditional Investment Agreement for the M&A of Rehabilitating Company NKMAX Co., Ltd.” (hereinafter referred to as the “Conditional Investment Agreement”) with the Pledgor on November 20, 2024, and, pursuant thereto, has deposited the amount of Two Billion Three Hundred Twenty million Korean Won (₩2,320,000,000, hereinafter referred to as the “Deposit”) into the bank account designated in the name of the Company by the Pledgor. Accordingly, the Pledgor and the Pledgee now enter into this Agreement pursuant to Paragraph 2 of Article 5 (including Paragraph 4 thereof, which applies mutatis mutandis) of the Conditional Investment Agreement.

Article 1 (Purpose)

The purpose of this Agreement is to set forth the necessary provisions concerning the establishment of a pledge on the claim for return of the Deposit, as described in [Attachment 1-1] (hereinafter referred to as the “Deposit Claim”), deposited in the Pledgor’s bank account, to secure the Pledgee’s right to demand the return of the Deposit under the Conditional Investment Agreement.

Article 2 (Establishment of Pledge)

1.	The Pledgor shall create a pledge (hereinafter referred to as the “Pledge”) in favor of the Pledgee on the Deposit Claim, in accordance with the terms and conditions set forth in this Agreement, to secure the obligations guaranteed hereunder.

2.	The Pledgor shall procure, from the bank where the account is maintained, a duly dated and certified acceptance of the establishment of the Pledge, in the form of the “Application for Consent to Establish Pledge” as used by SHINHAN Bank, and shall provide it to the Pledgee along with a copy of the certificate of deposit or passbook concerning the Deposit Claim.

Article 3 (Obligations of the Pledgor)

1.	Throughout the term of the Pledge, the Pledgor shall not assign, transfer, provide as collateral, or otherwise dispose of the Deposit Claim to any third party, nor shall the Pledgor engage in any action that may prejudice the rights of the Pledgee.

2.	The Pledgor shall further ensure that, during the term of the Pledge, the Deposit Claim shall not be subject to any seizure or provisional seizure arising from delinquent taxes or other causes, nor shall it be subject to any set-off by the bank where the account is held.

Article 4 (Scope of the Pledge)

The Pledge shall encompass not only the principal amount of the Deposit but also any interest accruing on the amount deposited in the bank account concerning the Deposit.

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Article 5 (Novation of Deposit Agreement)

Should the Deposit Claim be novated pursuant to an agreement with the bank where the account is maintained, the Pledge shall extend to the novated Deposit Claim, and the Pledgor shall promptly establish a pledge on the novated Deposit Claim in favor of the Pledgee, in accordance with the procedure set out in Article 2 hereof.

Article 6 (Term of the Pledge)

1.	The term of the Pledge established under this Agreement shall remain in effect until the payment date of the subscription price for new shares issued by the Pledgor and subscribed by the Pledgee, pursuant to the Conditional Investment Agreement.

2.	Upon the expiration of the term of the Pledge established pursuant to this Agreement, the Pledgee shall promptly notify the bank where the Deposit Claim account is maintained of such expiration.

Article 7 (Handling of Deposit Claim Upon Expiry of Pledge)

1.	Upon the expiration of the term of the Pledge established hereunder, the principal amount of the Deposit Claim shall be converted into the subscription price for new shares issued by the Pledgor and subscribed by the Pledgee, pursuant to the Conditional Investment Agreement.

2.	Should the Conditional Investment Agreement be terminated or otherwise lose its effect prior to the expiration of the term of the Pledge, the Deposit Claim shall be governed by Article 8 hereof.

Article 8 (Extinction and Exercise of Pledge)

1.	In the event that this Agreement is terminated pursuant to the main text of Paragraph 3 of Article 5 of the Conditional Investment Agreement, the Pledge on the Deposit Claim shall be extinguished automatically, and the Deposit, including any interest accrued thereon, shall become the property of NKMAX Co., Ltd., as liquidated damages. To this end, the Pledgee shall deliver to the Pledgor, at the time of executing this Agreement, the “Consent to Termination (Release) of Pledge” in the form used by SHINHAN Bank, along with any other documents requested by the Pledgor.

2.	In the event that this Agreement is terminated pursuant to the proviso to Paragraph 3 of Article 5 of the Conditional Investment Agreement, the Pledgee shall be entitled to immediately exercise the Pledge on the Deposit Claim and receive the Deposit Claim (including accrued interest but excluding applicable taxes and public dues).

Article 9 (Restriction on Assignment of Status)

Neither party shall assign, transfer, gift, provide as collateral, sell, or otherwise dispose of, in whole or in part, its status or rights under this Agreement to any third party without obtaining the prior written consent of the other party.

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Article 10 (Cost Burden)

Any expenses incurred in connection with the execution and performance of this Agreement shall be borne by each respective party.

Article 11 (Entire Agreement)

This Agreement, in conjunction with the Conditional Investment Agreement (including any ancillary agreements executed on the same date or thereafter), shall constitute the final and complete written agreement with respect to the Deposit of the Acquisition Price balance, the establishment of pledges, and their retention or return, and shall supersede any and all prior agreements between NKMAX Co., Ltd. and the Pledgee made prior to the execution of this Agreement.

Article 12 (Interpretation, etc.)

1.	Any reference to the Pledgor within this Agreement shall, depending on the context, mean the rehabilitating company NKMAX Co., Ltd. or its joint custodian.

2.	Any matters in this Agreement that are ambiguous shall be interpreted in line with the intent of the Conditional Investment Agreement. If ambiguities persist, the issue shall be resolved through mutual agreement between the parties; in the absence of such agreement, it shall be construed in accordance with the relevant laws and prevailing commercial practices.

3.	Terms used in this Agreement that are not separately defined but are defined within the Conditional Investment Agreement shall be construed in accordance with the definitions set forth in the Conditional Investment Agreement.

Article 13 (Governing Law and Jurisdiction)

1.	All acts arising in connection with this Agreement shall be governed by, and construed in accordance with, the laws of the Republic of Korea.

2.	In the event of any dispute related to this Agreement, the parties shall endeavor to resolve such dispute amicably. Should such resolution prove unattainable, the Seoul Central District Court shall have exclusive jurisdiction as the court of first instance.

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To attest to the valid execution of this Agreement, two (2) original copies shall be drafted, duly signed, or sealed by the parties, with each party retaining one (1) copy thereof.

November 20, 2024

“Pledgor”:	NKMAX Co., Ltd.

6th Floor, Healthcare Innovation Park, Seoul National University Bundang Hospital, 172 Dolma-ro, Bundang-gu, Seongnam-si, Gyeonggi-do
(217 Jeongja-dong)
Joint Custodian: Kim Yong-Man, Lee Jong-Bum (Signature or Seal)

“Pledgee”:	NKGen Biotech, Inc.

3001 Daimler Street, Santa Ana, California
CEO/Chairman Paul Y. Song (Signature or Seal)

Signed for and on behalf of NKGen Biotech, Inc.
Name : YOUNGMIN PARK
Title : Executive Vice President
Signature or Seal :

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[Attachment 1-1]

Indication of Deposit Claim as the Object of Pledge (Deposit)

Financial Institution (Branch Name)	Type of Deposit	Account Holder	Account Number	Amount (Principal)	Remarks (Maturity)
SHINHAN Bank	Time Deposit	NKMAX Co., Ltd.	207-004-062927	Two Billion Three Hundred Twenty million Korean Won (₩2,320,000,000)	2025-02-19

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[Annex 2]

Pledge Agreement (Balance of Acquisition Price)

This Pledge Agreement (hereinafter referred to as the “Agreement”) is entered into by and between the parties as follows:

“Pledgor”:	NKMAX Co., Ltd.

6th Floor, Healthcare Innovation Park, Seoul National University Bundang Hospital, 172 Dolma-ro, Bundang-gu, Seongnam-si, Gyeonggi-do
(217 Jeongja-dong)
Joint Custodians: Kim Yong-man, Lee Jong-bum

“Pledgee”:	NKGen Biotech, Inc.
3001 Daimler Street, Santa Ana, California
CEO/Chairman Paul Y. Song

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Preamble

The Pledgee and the Pledgor entered into a “Conditional Investment Agreement for the M&A of Rehabilitating Company NKMAX Co., Ltd.” (hereinafter referred to as the “Conditional Investment Agreement”) on November 20, 2024, and, pursuant thereto, entered into a “Pledge Agreement (Deposit)” with respect to the Deposit of Two Billion Three Hundred Twenty Million Korean Won (₩2,320,000,000, hereinafter referred to as the “Deposit”) paid by the Pledgee on November 20, 2024. The Pledgee subsequently deposited the balance of the Acquisition Price, after deducting the Deposit (excluding accrued interest), in the amount of Twenty Billion Eight Hundred Eighty Million Korean Won (₩20,880,000,000, hereinafter referred to as the “Acquisition Price Balance”), into the bank account specified in [Attachment 2-1] (“Indication of Deposit Claim as the Object of Pledge (Acquisition Price Balance)”) of this Agreement (hereinafter referred to as the “Deposit Account”) on [●] [●], 2025. Accordingly, the Pledgor and the Pledgee now enter into this Agreement pursuant to Paragraph 2 of Article 7 (Payment of Acquisition Price, etc.) of the Conditional Investment Agreement.

Article 1 (Purpose)

The purpose of this Agreement is to set forth the necessary provisions concerning the establishment of a pledge on the claim for return of the Acquisition Price Balance, as described in [Attachment 1-1] (hereinafter referred to as the “Deposit Claim”), deposited in the Pledgor’s bank account, to secure the Pledgee’s right to demand the return of the Deposit under the Conditional Investment Agreement.

Article 2 (Establishment of Pledge)

1.	The Pledgor shall create a pledge (hereinafter referred to as the “Pledge”) in favor of the Pledgee on the Deposit Claim, in accordance with the terms and conditions set forth in this Agreement, to secure the obligations guaranteed hereunder.

2.	The Pledgor shall procure, from the bank where the account is maintained, a duly dated and certified acceptance of the establishment of the Pledge, in the form of the “Application for Consent to Establish Pledge” as used by SHINHAN Bank, and shall provide it to the Pledgee along with a copy of the certificate of deposit or passbook concerning the Deposit Claim.

Article 3 (Obligations of the Pledgor)

1.	Throughout the term of the Pledge, the Pledgor shall not assign, transfer, provide as collateral, or otherwise dispose of the Deposit Claim to any third party, nor shall the Pledgor engage in any action that may prejudice the rights of the Pledgee.

2.	The Pledgor shall further ensure that, during the term of the Pledge, the Deposit Claim shall not be subject to any seizure or provisional seizure arising from delinquent taxes or other causes, nor shall it be subject to any set-off by the bank where the account is held.

Article 4 (Scope of the Pledge)

The Pledge shall encompass not only the principal amount of the Deposit but also any interest accruing on the amount deposited in the bank account concerning the Deposit.

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Article 5 (Novation of Deposit Agreement)

Should the Deposit Claim be novated pursuant to an agreement with the bank where the account is maintained, the Pledge shall extend to the novated Deposit Claim, and the Pledgor shall promptly establish a pledge on the novated Deposit Claim in favor of the Pledgee, in accordance with the procedure set out in Article 2 hereof.

Article 6 (Term of the Pledge)

1.	The term of the Pledge established under this Agreement shall remain in effect until the payment date of the subscription price for new shares issued by the Pledgor and subscribed by the Pledgee, pursuant to the Conditional Investment Agreement.

2.	Upon the expiration of the term of the Pledge established pursuant to this Agreement, the Pledgee shall promptly notify the bank where the Deposit Claim account is maintained of such expiration.

Article 7 (Handling of Deposit Claim Upon Expiry of Pledge)

1.	Upon the expiration of the term of the Pledge established hereunder, the principal amount of the Deposit Claim shall be converted into the subscription price for new shares issued by the Pledgor and subscribed by the Pledgee, pursuant to the Conditional Investment Agreement.

2.	Should the Conditional Investment Agreement be terminated or otherwise lose its effect prior to the expiration of the term of the Pledge, the Deposit Claim shall be governed by Article 8 hereof.

Article 8 (Extinction and Exercise of Pledge)

1.	In the event the Conditional Investment Agreement is terminated pursuant to Paragraph 5 of Article 7, the pledge on the Deposit Claim shall be automatically extinguished, and the Acquisition Price Balance (excluding accrued interest and taxes) shall be returned to the Pledgee, except for the Deposit under the Conditional Investment Agreement, which shall be retained by NKMAX Co., Ltd., along with any accrued interest, as liquidated damages. To this end, the Pledgee shall deliver to the Pledgor, at the time of executing this Agreement, the ‘Consent to Termination (Release) of Pledge’ in the form used by SHINHAN Bank, along with any other documents requested by the Pledgor.

2.	Should the Conditional Investment Agreement be terminated or lose its effect for reasons other than those set forth in Paragraph 1 of this Article, the Pledgee shall be entitled to immediately exercise the pledge on the Deposit Claim and receive the Deposit Claim (including accrued interest, but excluding taxes and public dues).

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Article 9 (Restriction on Assignment of Status)

Neither party shall assign, transfer, gift, provide as collateral, sell, or otherwise dispose of, in whole or in part, its status or rights under this Agreement to any third party without obtaining the prior written consent of the other party.

Article 10 (Cost Burden)

Any expenses incurred in connection with the execution and performance of this Agreement shall be borne by each respective party.

Article 11 (Entire Agreement)

This Agreement, together with the Conditional Investment Agreement (including any ancillary agreements executed on the same date or thereafter), constitutes the final written agreement concerning the deposit of the Acquisition Price Balance, the establishment of pledges, and their retention or return, and shall prevail over any and all prior agreements between NKMAX Co., Ltd. and the Pledgee made prior to the execution of this Agreement.

Article 12 (Interpretation, etc.)

1.	Any reference to the Pledgor within this Agreement shall, depending on the context, mean the rehabilitating company NKMAX Co., Ltd. or its joint custodian.

2.	Any matters in this Agreement that are ambiguous shall be interpreted in line with the intent of the Conditional Investment Agreement. If ambiguities persist, the issue shall be resolved through mutual agreement between the parties; in the absence of such agreement, it shall be construed in accordance with the relevant laws and prevailing commercial practices.

3.	Terms used in this Agreement that are not separately defined but are defined within the Conditional Investment Agreement shall be construed in accordance with the definitions set forth in the Conditional Investment Agreement.

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Article 13 (Governing Law and Jurisdiction)

1.	All acts arising in connection with this Agreement shall be governed by, and construed in accordance with, the laws of the Republic of Korea.

2.	In the event of any dispute related to this Agreement, the parties shall endeavor to resolve such dispute amicably. Should such resolution prove unattainable, the Seoul Central District Court shall have exclusive jurisdiction as the court of first instance.

To attest to the valid execution of this Agreement, two (2) original copies shall be drafted, duly signed, or sealed by the parties, with each party retaining one (1) copy thereof.

[●] [●], 2025

“Pledgor”:	NKMAX Co., Ltd.

6th Floor, Healthcare Innovation Park, Seoul National University Bundang Hospital, 172 Dolma-ro, Bundang-gu, Seongnam-si, Gyeonggi-do
(217 Jeongja-dong)
Joint Custodian: Kim Yong-Man, Lee Jong-Bum (Signature or Seal)

“Pledgee”:	NKGen Biotech, Inc.

3001 Daimler Street, Santa Ana, California
CEO/Chairman Paul Y. Song (Signature or Seal)

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[Attachment 2-1]

Indication of Deposit Claim as the Object of Pledge
(Acquisition Price Balance)

Financial Institution (Branch Name)	Type of Deposit	Account Holder	Account Number	Amount (Principal)	Remarks (Maturity)
SHINHAN Bank		NKMAX Co., Ltd.		Twenty Billion Eight Hundred Eighty Million Korean Won (₩20,880,000,000)

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[Annex 3]

Public Competitive Bidding Process, Right of First Refusal, and Execution of Amended Agreement

The procedures concerning the public competitive bidding to be conducted by Party A, as well as the exercise of the right of first refusal by Party B, are as follows:

1.	Progress of the Public Competitive Bidding Process

Party A shall, during the course of the forthcoming public competitive bidding procedure, incorporate into the letter of intent guidelines, the bidding guidelines, and the M&A agreement with the final preferred acquirer the following conditions: (i) that a valid bid shall consist of (1) the total issuance of new shares of the Company and (2) an amount equivalent to at least fifty percent (50%) of the aggregate value of corporate bonds, which shall equal or exceed the previously agreed Acquisition Price specified in the Conditional Investment Agreement, being an amount of Twenty-Three Billion Two Hundred Million Korean Won (₩23,200,000,000), to be allocated through a third-party allotment of paid-in capital increase, and (ii) that, if selected as the final preferred acquirer, the final preferred acquirer shall be required to pay Party B compensation equal to two percent (2%) of the previously agreed Acquisition Price pursuant to Paragraph 3, independent of the Acquisition Price.

2.	Non-Participation in Bidding, Exercise of the Right of First Refusal, and Execution of Amended Agreement

Should Party B elect not to participate in the public competitive bidding process to be conducted by Party A, Party B shall retain the right either to exercise the right of first refusal (hereinafter referred to as the “Right of First Refusal”) or to receive compensation in connection with the waiver of the Conditional Investment Agreement, as specified herein.

(1)	In the event that, during the course of the public competitive bidding process, a bidder submits a bid containing acquisition conditions {including, but not limited to, the Acquisition Price for new shares, the Acquisition Price for corporate bonds, the ratio of the paid-in capital increase, conditions for the succession of employment, etc.} (hereinafter collectively referred to as the “Acquisition Terms”) more favorable than those specified in the Conditional Investment Agreement, and such bidder is selected as the highest scorer (hereinafter referred to as the “Highest Bidder”), with the bid being deemed valid by both the Sell-side advisor and the Court, Party B shall have the Right of First Refusal to acquire the Company under acquisition conditions that are at least as favorable as the Acquisition Terms submitted by the Highest Bidder (hereinafter referred to as the “Final Acquisition Terms”).

(2)	Party A shall provide Party B with a notice detailing the bid submitted by the Highest Bidder in the form provided in [Attachment 3-1], and Party B shall, within three (3) business days from the date of receipt of the notice, provide a written notification to Party A regarding whether Party B will exercise its Right of First Refusal under Paragraph 1 (for the avoidance of doubt, the written notice of Party B’s intention to exercise the Right of First Refusal must reach Party A within the aforementioned period, with the date of receipt being deemed the date of exercise of the Right of First Refusal). Should Party B fail to provide such notice within the specified time period (including instances in which the notice does not reach Party A within the specified period), Party B shall be deemed to have waived its Right of First Refusal. In such a scenario, Party A shall designate the Highest Bidder as the final preferred acquirer, and Party B shall have no grounds for objection thereto.

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(3)	If Party B exercises the Right of First Refusal, Party B shall be deemed to have accepted the bid conditions of the Highest Bidder that are more favorable to the Company than those set forth in the Conditional Investment Agreement, and accordingly, the Acquisition Price and other terms stipulated in Article 3 of the Conditional Investment Agreement shall be amended to reflect the bid conditions of the Highest Bidder. However, if Party B is unable to accept certain conditions among the Acquisition Terms of the Highest Bidder, Party B may request adjustments to those conditions through an increase in the Acquisition Price for new shares or corporate bonds, and Party A and the Sell-side advisor may consent thereto, with the Final Acquisition Terms being confirmed upon approval by the Court. In this instance, the adjusted Final Acquisition Terms requested by Party B must be no less favorable than the conditions of the Highest Bidder’s bid.

(4)	Party A and Party B shall execute an amended agreement incorporating the Final Acquisition Terms of Party B, which shall be subject to Court approval. For this purpose, if Party B exercises its Right of First Refusal and is designated as the final preferred acquirer, Party A and the Sell-side advisor shall confer (and, in the event an agreement cannot be reached, follow the opinion of the Court) to confirm the final Acquisition Price, and an amended agreement shall be executed within three (3) business days from the date of confirmation of the Acquisition Price (the period for applying for Court approval of the amended agreement shall not be included). However, if Party B requests an extension of the period for executing the amended agreement, such period may be extended by up to two (2) business days (excluding the period from the date of application for Court approval of the amended agreement to the date of such approval), provided that Party A and the Sell-side advisor consent thereto and Court approval is obtained.

(5)	Party B shall deposit an amount equivalent to ten percent (10%) of the confirmed Acquisition Price (hereinafter referred to as the “Deposit”) into the bank account designated in Party A’s name prior to the execution of the amended agreement. Notwithstanding the foregoing, the Deposit previously made by Party B under the Conditional Investment Agreement (excluding accrued interest) shall be applied in part toward the increased Deposit (i.e., ten percent (10%) of the Acquisition Price) (meaning that Party B shall additionally deposit an amount equivalent to the difference between ten percent (10%) of the final Acquisition Price and the principal amount of the previously deposited Deposit).

3.	Waiver of the Right of First Refusal, Return of the Deposit to Party B, and Compensation (Termination Compensation)

(1)	Should Party B decide not to exercise its Right of First Refusal or be deemed to have waived such right, Party A shall, upon obtaining Court approval, return the Deposit previously deposited by Party B under the Conditional Investment Agreement (including accrued interest, but excluding any applicable taxes and public dues).

(2)	In the event that the Highest Bidder is designated as the final preferred acquirer pursuant to subparagraph (2) of Paragraph 2, Party B shall be entitled to receive termination compensation (hereinafter referred to as “Termination Compensation”) equal to two percent (2%) of the previously agreed Acquisition Price as set out in the Conditional Investment Agreement.

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(3)	Party A shall collect the Termination Compensation from the Highest Bidder designated as the final preferred acquirer and pay such compensation to Party B. To this end, Party A shall include in the letter of intent guidelines, the bidding guidelines, and the draft investment agreement to be concluded with the final preferred acquirer, provisions stipulating that the final preferred acquirer shall bear the Termination Compensation payable to Party B, deposit the amount equivalent to the Termination Compensation into the account specified by Party A, held in Party A’s name, within three (3) business days from the date on which Party A notifies the final preferred acquirer of their selection, and remit the Termination Compensation to Party B within three (3) business days from the date of Court approval of the rehabilitation plan incorporating the terms of the investment agreement with the final preferred acquirer (provided, however, that if Court approval is not obtained, the Termination Compensation shall not be paid). If the final preferred acquirer fails to pay the Termination Compensation within the specified period, they shall lose their status as the final preferred acquirer.

4.	Compensation to the Highest Bidder (Topping Fee)

(1)	In the event that Party B exercises its Right of First Refusal under Paragraph 2 and is selected as the final preferred acquirer, Party A shall, upon obtaining Court approval, compensate the Highest Bidder for losing the opportunity to become the final preferred acquirer.

(2)	The amount of compensation payable to the Highest Bidder shall be limited to two percent (2%) of the Acquisition Price previously presented by Party B under the Conditional Investment Agreement, consisting of the actual expenses incurred by the Highest Bidder plus (i) an amount equivalent to one percent (1%) of the Acquisition Price previously presented by Party B, and (ii) an amount equivalent to four percent (4%) of the difference between the Acquisition Price previously presented by Party B and the Acquisition Price proposed by the Highest Bidder during the bidding, whichever is less. Here, the actual expenses incurred by the Highest Bidder refer to the costs that are deemed reasonable within the scope of the amount submitted with the bid participation cost breakdown and supporting documents at the time of bidding.

(3)	To facilitate the payment of compensation under subparagraph (2) of Paragraph 4, Party A shall notify Party B of the amount of compensation to be borne by Party B, and Party B shall deposit such compensation, independent of the Acquisition Price, into the account designated and held in Party A’s name within three (3) business days from the date on which Court approval for selecting Party B as the final preferred acquirer is obtained. Party A shall pay the compensation to the Highest Bidder immediately upon receipt thereof from Party B.

5.	Appointment Process in Case of a Second Preferred Acquirer

(1)	Party A may select the validly scored second-highest bidder as the second preferred acquirer from among those who participated in the public competitive bidding process.

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(2)	In the event that the Highest Bidder is selected as the final preferred acquirer under the subparagraph (2) of Paragraph 2 but subsequently loses such status, or if the transaction between Party A and the Highest Bidder fails, and the second preferred acquirer designated under subparagraph (1) expresses their intention to participate in the transaction under the bid conditions submitted during the bidding, Party B may once again exercise its Right of First Refusal on the basis of the Acquisition Terms of the second preferred acquirer, and the procedures set forth in Paragraphs 2 through 4 may be followed with respect to the second preferred acquirer. In such circumstances, each provision applicable to the “Highest Bidder” shall be deemed applicable to the “Second Preferred Acquirer.”

6.	When the Public Competitive Bidding Process is Unsuccessful

Upon completion of the public competitive bidding procedure, in the event that (i) no valid letters of intent or bids are submitted and the bidding is unsuccessful, or (ii) Party B does not exercise its Right of First Refusal and the Highest Bidder (including the second preferred acquirer under the subparagraph (2) of Paragraph 5, hereinafter referred to as the “Highest Bidder” in this Article) loses their status as the final preferred acquirer or the transaction between Party A and the Highest Bidder fails, the Conditional Investment Agreement entered into between Party A and Party B on November 20, 2024, shall automatically convert into a firm contract. Party A and Party B shall endeavor to reflect such terms in Party A’s rehabilitation plan and ensure its approval and Party B shall fulfill its obligations under the approved rehabilitation plan and the Conditional Investment Agreement.

7.	Handling of Party B’s Participation in the Public Competitive Bidding

(1)	The decision on whether or not to participate in the public competitive bidding shall be at Party B’s sole discretion.

(2)	Party B may not participate in the public competitive bidding under conditions less favorable than those set forth in the Conditional Investment Agreement, and if the bid submitted by Party B contains terms less favorable, such bid shall not be deemed valid. Party B shall have no grounds to raise any objections in this regard.

(3)	Party B shall not be entitled to exercise the Right of First Refusal under Paragraph 2.

(4)	Party B shall not be entitled to receive the Termination Compensation under Paragraph 3.

(5)	If Party B is selected as the Highest Bidder based on the bid submitted in the public competitive bidding, Party A and Party B shall either amend the Conditional Investment Agreement to reflect the bid conditions or execute a separate investment agreement. The Deposit (excluding accrued interest) paid by Party B under the Conditional Investment Agreement shall be applied in part towards the Acquisition Price payable under the investment agreement.

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[Attachment 3-1]

Request for Exercise of Right of First Refusal

Document Number:	Accounting No. 2024-●●●

To:	●●●

Date:	[●] [●], 2024

Subject:	Exercise of Right of First Refusal Concerning NKMAX Co., Ltd.

1.	We extend our best wishes for your continued prosperity.

2.	Please be informed that, in accordance with the Agreement for Conditional Investment entered into with NKMAX Co., Ltd. (hereinafter referred to as the “Company”) on November 20, 2024, you possess the right of first refusal with respect to the acquisition of the Company.

3.	The Company has designated the dissolved corporation as the sell-side advisor for the M&A process, and subsequent to the execution of the Agreement for Conditional Investment with your company, a public competitive bidding was conducted on [●] [●], 2024. In the aforementioned public competitive bidding, the Highest Bidder has been selected, as provided in [Annex #].

4.	Accordingly, you are entitled to exercise your right of first refusal under conditions that are no less favorable than those specified in the Acquisition Terms of the Highest Bidder set forth in [Annex #].

5.	You are hereby requested to provide written notice of your intention to exercise the right of first refusal within three (3) business days from the receipt of this request (please note that said notice must reach us within the aforementioned three (3) business days).

6.	Should you elect to exercise the right of first refusal, such exercise shall be construed as an acceptance of the acquisition terms specified by the Highest Bidder, as detailed in [Annex #]. If you fail to exercise the right of first refusal within the prescribed period, your status as a pre-announcement intended acquirer, as well as your right of first refusal, shall be deemed forfeited. End.

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[Annex #]: Acquisition Terms of the Highest Bidder (Details of Acquisition)

NKMAX Co., Ltd.

Selling-Side Advisor: KPMG Samjong

Accounting Corporation

CEO: Kim, Kyo Tae

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